Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-36761, 333-03193, 333-70397, 333-70427, 333-50390, 333-50392, 333-153382, and 333-165802 on Form S-8 of our reports dated August 9, 2012, relating to the consolidated financial statements of Anaren, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Anaren, Inc. for the year ended June 30, 2012.

/s/ Deloitte & Touche LLP

Rochester, New York
August 9, 2012